Exhibit 21

V.F. CORPORATION

SIGNIFICANT SUBSIDIARIES – 2013

Subsidiary	Jurisdiction

Beatle Properties Limited	Gibraltar
Eagle Creek, Inc.	Delaware
Glaudio Belgium BVBA	Belgium
Glaudio Fashion B.V.	Netherlands
H.D. Lee Spain, S.L.	Spain
Imagewear Apparel Corp.	Delaware
JanSport Apparel Corp.	Delaware
Jeanswear Ventures, LLC	Delaware
Kipling Apparel Corp.	Delaware
Lee Bell, Inc.	Delaware
lucy apparel, llc	Delaware
Mo Industries, LLC	Delaware
Nautica Apparel, Inc.	Delaware
Nautica Retail USA, Inc.	Delaware
R&R Apparel Company, LLC	Delaware
Ring Company	Delaware
Seven For All Mankind, LLC	Delaware
Smartwool Consumer Direct LLC	Colorado
Smartwool LLC	Colorado
South Cone, Inc.	California
The H. D. Lee Company, Inc.	Delaware
The North Face Apparel Corp.	Delaware
The North Face (Italy) S.r.l.	Italy
The Recreational Footwear Company	Cayman Islands
The Timberland Company (Asia Pacific) Pte. Ltd.	Singapore
Timberland Asia LLC	Delaware
Timberland Canada Co.	Canada
Timberland España, S. L.	Spain
Timberland Europe B.V.	Netherlands
Timberland Europe Services Ltd.	United Kingdom
Timberland (Gibraltar) Holding Limited	Gibraltar
Timberland GmbH	Austria
Timberland Holding Luxembourg S.àr.l.	Luxembourg
Timberland Hong Kong Limited	Hong Kong
Timberland HK Trading Limited	Hong Kong
Timberland IDC Ltd.	United Kingdom
Timberland International, LLC	Delaware
Timberland Italy Srl.	Italy
Timberland Japan, Inc.	Japan

Timberland Lifestyle Brand Malaysia Sdn.Bhd.	Malaysia
Timberland Luxembourg Finance S.àr.l.	Luxembourg
Timberland Luxembourg Holding Asia S.àr.l.	Luxembourg
Timberland Luxembourg Holding Europe S.àr.l.	Luxembourg
Timberland Management Services GmbH	Switzerland
Timberland Netherlands Holding B.V.	Netherlands
Timberland Retail, LLC	Delaware
Timberland SAS	France
Timberland Spain S.àr.l.	Luxembourg
Timberland Switzerland GmbH	Switzerland
Timberland Switzerland Holding GmbH	Switzerland
Timberland Taiwan Limited	Taiwan
Timberland Trading (Shanghai) Company Limited	China
Timberland Trading Switzerland GmbH	Switzerland
Timberland (UK) Ltd.	United Kingdom
Timberland World Trading GmbH	Germany
TBL Licensing LLC	Delaware
TBL Investment Holdings GmbH	Switzerland
TBL International Properties LLC	Delaware
Timberland LLC	Delaware
Vans, Inc.	Delaware
Vans Madeira, S.L.	Portugal
VF Apparel (Shenzen) Co., Ltd.	China
VF Arvind Brands Private Limited	India
VF Asia Limited	Hong Kong
VF Canada, Inc.	Canada
VF Contemporary Brands Canada Corp.	Canada
VF Chile S.A.	Chile
VF Contemporary Brands, Inc.	Delaware
VF de Argentina S.A.	Argentina
VF do Brasil Ltda.	Brazil
VF Ege Soke Giyim Sanayi ve Ticaret A.S.	Turkey
VF Enterprises S.a.R.L.	Luxembourg
VF Europe B.V.B.A.	Belgium
VF Germany Textil-Handels GmbH	Germany
VF Global Investments S.a.R.L.	Luxembourg
VF Imagewear, Inc.	Delaware
VF Imagewear (Canada), Inc.	Canada
VF International S.a.g.l.	Switzerland
VF Investments S.à.r.l.	Luxembourg
VF Italia, S.r.l.	Italy
VF Investments Italy S.à.r.l.	Luxembourg
VF Italy Services S.r.l.	Italy
VF (J) France, S.A.	France
VF Jeanswear Argentina	Argentina
VF Jeanswear de Mexico S.A. de C.V.	Mexico
VF Jeanswear Espana S.L.	Spain
VF Jeanswear Limited Partnership	Delaware
VF Jeanswear Nicaragua y Compania Limitada	Nicaragua

VF Korea Limited	Korea
VF Luxembourg S.à.r.l.	Luxembourg
VF Mauritius Ltd.	Mauritius
VF Northern Europe Ltd.	United Kingdom
VF Northern Europe Services Ltd.	United Kingdom
VF Outdoor, Inc.	Delaware
VF Outdoor (Canada), Inc.	Canada
VF Outlet, Inc.	Delaware
VF Polska Sp. zo.o.	Poland
VF Receivables, LP	Delaware
VF Receivables Services LLC	Delaware
VF Scandinavia A/S	Denmark
VF Services, LLC	Delaware
VF Sourcing Asia S.a.R.L.	Luxembourg
VF Sourcing India Private Limited	India
VF Sourcing Latin America S.a.R.L.	Luxembourg
VF Sourcing (Thailand) Ltd.	Thailand
VF Sportswear, Inc.	Delaware
VF Treasury Services LLC	Delaware
VFJ Ventures, LLC	Delaware
Wrangler Apparel Corp.	Delaware